Exhibit 99.1

Contact:

Robert A. Ramirez, CFO – (305) 375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces First Quarter Results

•	Q1 revenue of $46.7 million exceeds guidance, and pro forma EPS of $0.05, driven by sequential growth across all service groups

•	Q2 revenue guidance of $50.0 million to $52.0 million with pro forma EPS of $0.06 to $0.08

Miami, FL – May 11, 2010 – The Hackett Group, Inc. (NASDAQ: HCKT), a global strategic advisory firm, today announced its financial results for the first quarter, which ended April 2, 2010.

First quarter 2010 revenue was $46.7 million, an 18% increase from the same period in 2009. Pro forma diluted earnings per share were $0.05 for the first quarter of 2010, as compared to $0.03 for the same period in 2009. Pro forma information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables. GAAP diluted earnings per share were $0.07 for the first quarter of 2010, as compared to $0.02 for the same period in 2009.

“Demand for our services and accelerated client decision-making improved noticeably during the quarter, and we expect this momentum to continue into the second quarter,” stated Ted A. Fernandez, Chairman & CEO of The Hackett Group, Inc. “We also experienced favorable client reaction to our expanded service offerings resulting from the Archstone acquisition.”

At the end of the first quarter of 2010, the Company’s cash balances were $16.6 million. On a year to date basis as of May 11, 2010, the Company has repurchased approximately 307 thousand shares of its common stock at $2.89, for a total cost of approximately $0.9 million with remaining authorization of approximately $4.7 million.

Based on the current economic outlook, the Company estimates total revenue for the second quarter of 2010 to be in the range of $50.0 million to $52.0 million, and estimates pro forma diluted earnings per share to be in the range of $0.06 to $0.08.

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Other Highlights

Finance Book of Numbers™ Research – Hackett announced research showing that world-class finance organizations now operate at nearly half the annual cost of typical companies and have less than half the staff, according to its 2010 Finance Book of Numbers, “Outperformance: Finance’s Journey Starts Today.” Hackett found that the efficiency gap between world-class and typical finance organizations now translates into an annual cost savings of nearly $140 million for a typical Global 1000 company.

Cash Culture Research – A new study from REL found that while the global financial crisis has made cash a major priority for most companies, many still fail to take the key steps required to build a corporate culture that successfully focuses on cash. REL’s research “Blueprint for a Cash Culture” describes the key steps companies can take to build a cash culture, and how prevalent they are in companies today. It details best practices in four key areas: organizational alignment and collaboration; executive leadership and sponsorship; measurement and accountability; and incentives and compensation.

20th Annual Hackett Best Practices Conference – Hackett announced plans to hold its 20th Annual Best Practices Conference, “Excelling in a Volatile Recovery,” at the InterContinental Hotel in Atlanta May 19-20. This year’s Best Practices Conference brings together speakers from nearly a dozen of the world’s most successful companies, including CEOs, CFOs, CIOs, and leaders in procurement and human resources from Heidrick & Struggles, Hewlett-Packard, McDonald’s, Merck, and Molson Coors.

At 5:00 P.M. ET on Tuesday, May 11, 2010 the senior management of The Hackett Group, Inc. will host a conference call to discuss first quarter earnings results for the period ending April 2, 2010.

The number for the conference call is (800) 857-9601, [Passcode: First Quarter, Leader: Ted A. Fernandez]. For International callers, please dial (210) 234-8000.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, May 11, 2010 and will run through 5:00 P.M. ET on Tuesday, May 25, 2010. To access the rebroadcast, please dial (866) 431-5852. For International callers, please dial (203) 369-0964.

In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, May 11, 2010 and will run through 5:00 P.M. ET on Tuesday, May 25, 2010. To access the replay, visit http://www.thehackettgroup.com or http://www.streetevents.com.

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About The Hackett Group, Inc.

The Hackett Group, Inc. (NASDAQ: HCKT), a global strategic advisory firm, is a leader in best practice advisory, benchmarking, and transformation consulting services including strategy and operations, working capital management, and globalization advice. Utilizing best practices and implementation insights from more than 5,000 benchmark studies, executives use The Hackett Group's empirically-based approach to quickly define and implement initiatives to enable world-class performance. Through its REL group, The Hackett Group offers working capital solutions focused on delivering significant cash flow improvements. Through its Archstone Consulting group, The Hackett Group offers Strategy & Operations in the Consumer and Industrial Products, Pharmaceutical, Manufacturing and Financial Services industry sectors. Through its Hackett Technology Solutions group, The Hackett Group offers business application consulting services that help maximize returns on IT investments. The Hackett Group has worked with 2,700 major corporations and government agencies, including 97% of the Dow Jones Industrials, 80% of the Fortune 100, 80% of the DAX 30 and 49% of the FTSE 100.

More information on The Hackett Group is available: by phone at (770) 225-7300; by e-mail at info@thehackettgroup.com; or on the Web at www.thehackettgroup.com.

# # #

Book of Numbers is a trademark of The Hackett Group.

This press release contains “forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of our products, services, or practices mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions into our operations, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the information technology industry, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable, risks of competition, price and margin trends, foreign currency fluctuations, changes in general economic conditions and interest rates as well as other risks detailed in our Company's Annual Report on Form 10-K for the most recent fiscal year filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended
	April 2, 2010	April 3, 2009
Revenue:
Revenue before reimbursements	$41,850	$35,990
Reimbursements	4,878	3,526

Total revenue	46,728	39,516

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses (includes $615 and $560 of stock compensation expense in the quarters ended April 2, 2010 and April 3, 2009, respectively)	26,749	22,274
Reimbursable expenses	4,878	3,526

Total cost of service	31,627	25,800

Selling, general and administrative costs (includes $262 and $106 of stock compensation expense in the quarters ended April 2, 2010 and April 3, 2009, respectively)	13,242	12,839

Total costs and operating expenses	44,869	38,639

Income from operations	1,859	877
Other income:
Non-cash acquisition earn-out shares re-measurement gain	943	—
Interest income	6	25

Income before income taxes	2,808	902
Income tax expense	110	63

Net income	$2,698	$839

Basic net income per common share:
Net income per common share	$0.07	$0.02
Weighted average common shares outstanding	39,636	38,443

Diluted net income per common share:
Net income per common share	$0.07	$0.02
Weighted average common and common equivalent shares outstanding	41,289	38,703

Pro forma data (1):
Income before income taxes	$2,808	$902
Non-cash acquisition earn-out shares re-measurement gain	(943)	—
Stock compensation expense	877	666
Amortization of intangible assets	460	160

Pro forma income before income taxes	3,202	1,728
Pro forma income tax expense	1,281	691

Pro forma net income	$1,921	$1,037

Pro forma basic net income per common share	$0.05	$0.03
Weighted average common shares outstanding	39,636	38,443

Pro forma diluted net income per common share	$0.05	$0.03
Weighted average common and common equivalent shares outstanding	41,289	38,703

(1)	The Company provides pro forma earnings results (which exclude the non-cash acquisition earn-out shares re-measurement gain, amortization of intangible assets and stock compensation expense, and include a normalized tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the overall users’ understanding of the Company’s current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

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The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	April 2, 2010	January 1, 2010
ASSETS

Current assets:
Cash and cash equivalents	$15,133	$15,004
Accounts receivable and unbilled revenue, net	32,253	28,653
Prepaid expenses and other current assets	2,207	2,683

Total current assets	49,593	46,340

Restricted cash	1,475	1,475
Property and equipment, net	7,297	7,137
Other assets	4,334	4,871
Goodwill, net	75,949	76,712

Total assets	$138,648	$136,535

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,743	$3,674
Accrued expenses and other liabilities	28,945	31,231

Total current liabilities	35,688	34,905
Accrued expenses and other liabilities, non-current	2,482	3,378

Total liabilities	38,170	38,283

Shareholders’ equity	100,478	98,252

Total liabilities and shareholders’ equity	$138,648	$136,535

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The Hackett Group, Inc.

Supplemental Financial Data

(unaudited)

	Quarter Ended
	April 2, 2010	January 1, 2010	April 3, 2009
Revenue Breakdown by Group:
(in thousands)

The Hackett Group (2) (3)	$36,582	$27,029	$27,333
Technology Solutions (4)	10,146	7,536	12,183

Total revenue	$46,728	$34,565	$39,516

Revenue Concentration:
(% of total revenue)

Top customer	6%	6%	8%
Top 5 customers	21%	23%	21%
Top 10 customers	33%	36%	32%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount (5)	601	614	532
Total headcount	771	810	723
Days sales outstanding (DSO)	63	68	50
Cash provided by (used in) operating activities (in thousands)	$788	$(3,466)	$(5,234)
Depreciation (in thousands)	$454	$379	$536
Amortization (in thousands)	$460	$555	$160

The Hackett Group:
The Hackett Group annualized revenue per professional (in thousands) (5)	$369	$303	$357

Technology Solutions:
Technology Solutions consultant utilization rate	77%	73%	61%
Technology Solutions gross billing rate per hour	$107	$79	$156

Share Repurchase Program:
Shares purchased in the quarter (in thousands)	33	1,052	1,018
Cost of shares repurchased in the quarter (in thousands)	$83	$2,926	$2,117
Average price per share of shares purchased in the quarter	$2.51	$2.78	$2.08
Remaining authorization (in thousands)	$5,496	$579	$4,841

(2)	Comparison of a client’s demand drivers, costs and practices to a peer group in order to empirically identify and define an organization’s ability to improve performance at a process level and to identify and compare business practices utilized by world-class performers. Additionally, strategic consulting support that utilizes Hackett best practice implementation content and tools to enable clients to accelerate transformation to world-class performance.
(3)	Annual or multi-year contracts that provide clients with on-demand access to world-class performance metrics, best practice repository, best practice research forums and conferences, and advice.
(4)	Best Practice Implementation of ERP Software, which is primarily Oracle and SAP, and business performance management solutions, which is primarily EPM Oracle.
(5)	Certain items in the quarter ended January 1, 2010 have been reclassified to conform with the April 2, 2010 presentation.